As filed with the Securities and Exchange Commission on September 25, 1997
                                                     Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                 ---------------

                                    FORM F-1
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                 ---------------

                        ASIA ELECTRONICS HOLDING CO. INC.
            (Exact name of registrant as specified in its charter)



                                           3679                     13-3932739
   British Virgin Islands
(State or other jurisdiction         (Primary Standard           (I.R.S. Employer
     of incorporation or         Industrial Classification     Identification Number)
         organization)                 Code Number)




                   c/o Harney, Westwood
                      & Riegels
                   Craigmuir Chambers
                      P.O. Box 71

                   Road Town, Tortola                                        CT Corporation System
                                                                                 1633 Broadway
                 British Virgin Islands                                     New York, New York 10019
                     (809) 494-2233                                             (212) 315-7890
      (Address, including zip code, and telephone number,        (Name, address, including zip code and telephone number
         including area code, of registrant's principal                    including area code, of agent for service)
                   executive offices)

                                ---------------
                                   Copies to:

    Edward W. Kerson, Esq.             Shari K. Krouner, Esq.
       Proskauer Rose LLP         Kramer, Levin, Naftalis & Frankel
          1585 Broadway                   919 Third Avenue
New York, New York 10036-8299         New York, New York 10022
          (212) 969-3000                   (212) 715-9100

                                ---------------


     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [X]


  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [X] 333-30743
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                               ---------------


                        CALCULATION OF REGISTRATION FEE
================================================================================

                                                                       Proposed Maximum      Proposed Maximum
               Title of Each Class of                 Amount to be      Offering Price      Aggregate Offering      Amount of
            Securities to be Registered                Registered      Per Share or Note          Price          Registration Fee
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share (1)              690,000             $ 8.00             $5,520,000.00        $1,672.73
---------------------------------------------------------------------------------------------------------------------------------
Representatives' Options (2)                              35,500             $0.001                    $35.50            $0.01
---------------------------------------------------------------------------------------------------------------------------------
Shares Underlying the Representatives' Options (3)        35,500             $13.20               $468,600.00          $142.00
--------------------------------------------------------------------------------------------------------------------------------
Advisor Options (4)                                       24,500             $0.001                    $24.50            $0.01
---------------------------------------------------------------------------------------------------------------------------------
Shares Underlying the Advisor Options                     24,500             $13.20               $323,400.00           $98.00
---------------------------------------------------------------------------------------------------------------------------------
Total                                                       --                  --              $6,312,060.00        $1,912.75
---------------------------------------------------------------------------------------------------------------------------------


================================================================================

(1) Includes an aggregate of 90,000 shares of Common Stock that may be sold in this Offering pursuant to the Underwriters' over-allotment option. See "Underwriting."

================================================================================

                                EXPLANATORY NOTE

This Registration Statement is being filed with respect to Rule 462(b). Incorporated by reference herein is in its entirety, the Registration Statement on F-1 (Registration No. 333-30743) of Asia Electronics Holding Co. Inc. which was declared effective by the Securities and Exchange Commission on September 24, 1997.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Xianyang, People's Republic of China, on this 25th day of September, 1997.


                                       ASIA ELECTRONICS HOLDING CO. INC.



                                       By: /s/ Du Qingsong*
                                          ----------------------------------
                                          Du Qingsong
                                          Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their capacities on September 25, 1997.



   /s/   Du Qingsong*
----------------------------      Chairman of the Board and Chief Executive
         Du Qingsong              Officer (Principal Executive Officer)

   /s/   Li Lianjie*
----------------------------      Vice Chairman of the Board and Chief
         Li Lianjie               Operating Officer


   /s/   Mary Xia
----------------------------      Authorized Representative in the United States,
         Mary Xia                 Director

   /s/   To Shing Hoi*
----------------------------      Director
         To Shing Hoi

   /s/   Fan Baiyan*
----------------------------      Chief Financial Officer (Principal Accounting and
         Fan Baiyan               Financial Officer)

   /s/   Hou Yibin*
----------------------------      Director
         Hou Yibin


* By Mary Xia, as Attorney-in-Fact

                                  EXHIBIT INDEX


 EXHIBIT
  NUMBER       DESCRIPTION                                                                  PAGE
------------   --------------------------------------------------------------------------   -----
     5.1       Opinion of Harney, Westwood & Riegels
    23.1       Consent of Harney, Westwood & Riegels (included in Exhibit 5.1)
    23.2       Consent of Arthur Andersen & Co.
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